UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 24, 2014

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended & Restated Executive Officer Employment Agreement.

On March 24, 2014, Callaway Golf Company (the “Company”) entered into an Amended & Restated Officer Employment Agreement with Oliver G. Brewer III, the Company’s President and Chief Executive Officer (the “Employment Agreement”).

The Employment Agreement has a term expiring April 30, 2015 and provides for compensation consisting of, among other things: (i) an annual base salary of $750,000; (ii) an annual bonus based upon participation in the Company’s applicable bonus plan, with a target bonus percentage equal to 100% of Mr. Brewer’s annual base salary; (iii) an opportunity to participate in the Company’s applicable long-term incentive programs as they may or may not exist from time to time; and (iv) in the event of termination by the Company without substantial cause, by Mr. Brewer for good reason, or due to non-renewal: (a) any compensation accrued and unpaid as of the date of termination, (b) a cash payment based on the amount of annual bonus Mr. Brewer would have received had he continued to perform services pursuant to the Employment Agreement for the balance of the year in which his employment was terminated, pro-rated over the portion of the year actually employed, and subject to the achievement of any Company performance goals set forth in the bonus plan, (c) the vesting of all restricted stock units he was granted at the time of hire and all other unvested long-term incentive compensation awards held by Mr. Brewer that would have vested had he continued to perform services pursuant to the Employment Agreement for 18 months from the date of termination, (d) (provided Mr. Brewer executes a release of claims in favor of the Company) Special Severance consisting of a total amount equal to 0.75 times the sum of Mr. Brewer’s annual base salary and annual target bonus, payable in equal installments over a term of 18 months from the date of termination, and (e) (provided Mr. Brewer chooses not to compete with the Company) Incentive Payments consisting of a total amount equal to 0.75 times the sum of Mr. Brewer’s annual base salary and annual target bonus, payable in equal installments over a term of 18 months from the date of termination. All terms used but not defined herein shall have the meaning ascribed thereto in the Employment Agreement.

The description of the terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and hereby incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

10.1	Amended & Restated Officer Employment Agreement, effective as of March 24, 2014, by and between Callaway Golf Company and Oliver G. Brewer III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: March 28, 2014	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended & Restated Officer Employment Agreement, effective as of March 24, 2014, by and between Callaway Golf Company and Oliver G. Brewer III.

3